Exhibit 99.(h)(i)

CENTER COAST MLP & INFRASTRUCTURE FUND

                     Common Shares of Beneficial Interest

$20.00 per Share

UNDERWRITING AGREEMENT

Dated: [•], 2013

i

CENTER COAST MLP & INFRASTRUCTURE FUND

[•] Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

[•], 2013

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

UBS Securities LLC

RBC Capital Markets, LLC

As Representatives of the several Underwriters

listed on Exhibit A hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Center Coast MLP & Infrastructure Fund, a Delaware statutory trust (the “Fund”), and Center Coast Capital Advisors, LP, a Delaware limited partnership (the “Adviser”), confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and RBC Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund of a total of [•] common shares of beneficial interest, par value $0.01 per share (the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional common shares of beneficial interest, par value $0.01 per share (the “Option Securities”), to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has entered into (i) an Investment Advisory Agreement with the Adviser dated as of [•], 2013, (ii) a Custody Agreement with UMB Bank, n.a. dated as of [•], 2013, (iii) a Transfer Agency and Registrar Services Agreement with American Stock Transfer & Trust

Company, LLC dated as of [•], 2013, (iv) an Administration and Fund Accounting Agreement with UMB Fund Services, Inc. dated as of [•], 2013, (v) a Fund Support Services Agreement with HRC Portfolio Solutions, LLC dated as of [•], 2013 and (vi) a Subscription Agreement with the Adviser dated as of August 14, 2013  and such agreements are herein referred to as the “Investment Management Agreement,” the “Custody Agreement,” the “Transfer Agency Agreement,” the “Administration Agreement,” the “Support Services Agreement” and the “Subscription Agreement”, respectively.  Collectively, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Administration Agreement, the Support Services Agreement and the Subscription Agreement are herein referred to as the “Fund Agreements.”  The Adviser has entered into (i) a Structuring Fee Agreement with Wells Fargo dated as of [•], 2013, (ii) a Structuring Fee Agreement with Citigroup Global Markets Inc. dated as of [•], 2013, (iii) a Structuring Fee Agreement with Morgan Stanley & Co. LLC dated as of [•], 2013, (iv) a Structuring Fee Agreement with UBS Securities LLC dated as of [•], 2013, (v) a Structuring Fee Agreement with RBC Capital Markets, LLC dated as of [•], 2013 and (vi) a Structuring Fee Agreement with Oppenheimer & Co. Inc. dated as of [•], 2013, and such agreements are herein referred to as and the “Fee Agreements.”  The Adviser has also entered into a Marketing Support Services Agreement with HRC Fund Associates, LLC dated [•], 2013 and such agreement is herein referred to as the “Market Support Services Agreement”. Collectively, the Investment Management Agreement, the Fee Agreements, the Subscription Agreement and the Market Support Services Agreement are herein referred to as the “Adviser Agreements.”  In addition, the Fund has adopted a dividend reinvestment plan pursuant to which holders of common shares of beneficial interest shall have their dividends automatically reinvested in additional common shares of beneficial interest of the Fund unless they elect to receive such dividends in cash, and such plan is herein referred to as the “Dividend Reinvestment Plan.”

The Fund has prepared and filed with the Commission a registration statement (File Nos. 333-188550 and 811-22843) on Form N-2, including a related preliminary prospectus (including the statement of additional information incorporated by reference therein), for registration under the 1933 Act and the 1940 Act of the offering and sale of the Securities. The Fund may have filed one or more amendments thereto, including a related preliminary prospectus (including the statement of additional information incorporated by reference therein), each of which has previously been furnished to you.

The Fund will next file with the Commission one of the following: either (1) prior to the effective date of the registration statement, a further amendment to the registration statement (including the form of final prospectus (including the statement of additional information incorporated by reference therein)) or (2) after the effective date of the registration statement, a final prospectus (including the statement of additional information incorporated by reference therein) in accordance with Rules 430A and 497. In the case of clause (2), the Fund has included or incorporated by reference in the Registration Statement, as amended at the effective date, all information (other than Rule 430A Information) required by the 1933 Act and the 1940 Act and the Rules and Regulations to be included in the registration statement and the Prospectus.  As filed, such amendment and form of final prospectus (including the statement of additional information incorporated by reference therein), or such final prospectus (including the statement of additional information incorporated by reference therein), shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the

Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Fund has advised you, prior to the Applicable Time, will be included or made therein.

SECTION 1.   Representations and Warranties.

(a)                                 Representations and Warranties by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1)                                 Compliance with Registration Requirements.  The Securities have been duly registered under the 1933 Act and the 1940 Act, pursuant to the Registration Statement.  Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and has been filed under the 1940 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Preliminary Prospectus and the Prospectus complied when filed with the Commission in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities each was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto did or will, comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The 1940 Act Notification when originally filed complied in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations.  Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Preliminary Prospectus and the information included on Exhibit D hereto, all considered together (collectively, the “General Disclosure Package”), as of the date hereof and  at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.

The Fund’s registration statement on Form 8-A under the 1934 Act is effective.

(2)                                 Independent Accountants.  PricewaterhouseCoopers who certified and audited the statement of assets and liabilities included in the Registration Statement, the Preliminary Prospectus and the Prospectus is an independent public accountant as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(3)                                 Financial Statements.  The statement of assets and liabilities of the Fund included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Fund at the dates indicated; and such statement of assets and liabilities has been prepared in conformity with GAAP and complies in all material respects with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(4)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Fund Material Adverse Effect, (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on its common shares (other than, in the event this representation and warranty is made after the initial Closing Date, ordinary and customary distributions declared and paid in the ordinary course).

(5)                                 Good Standing of the Fund.  The Fund has been duly formed and is in good standing and has legal existence as a statutory trust under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to so qualify or to be in good standing would not result in a Fund Material Adverse Effect.

(6)                                 No Subsidiaries.  The Fund has no subsidiaries.

(7)                                 Investment Company Status.  The Fund is duly registered as a closed-end, diversified management investment company under the 1940 Act, the 1940 Act Rules and Regulations, and the 1940 Act Notification has been duly filed with the Commission.  The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(8)                                 Officers and Trustees.  No person is serving or acting as an officer, trustee or investment adviser of the Fund in contravention of the provisions of the 1940 Act and the 1940 Act Rules and Regulations and, as applicable, the Advisers Act.  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter.  For purposes of this Section 1(a)(8), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

(9)                                 Capitalization.  The authorized, issued and outstanding common shares of beneficial interest of the Fund are as set forth in the Preliminary Prospectus and in the Prospectus.  All common shares of beneficial interest of the Fund issued and outstanding prior to the date of this Agreement have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the certificates for the Securities, if any, are in valid and sufficient form.

(10)                          Power and Authority.  The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the  Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties thereto, the Fund Agreements constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally (whether statutory or decisional) and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principals of public policy.

(11)                          Approval of Investment Management Agreement.  The Fund’s Board of Trustees and the Fund’s sole shareholder have approved the Investment Management Agreement in accordance with Section 15 of the 1940 Act.

(12)                          Agreements’ Compliance with Law.  This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations, except that the Fund and the Adviser make no representation as to the eligibility under the 1940 Act and the 1940 Act Rules and Regulations of UMB Bank, n.a. to act as custodian for the Fund.

(13)                          Absence of Defaults and Conflicts.  The Fund is not (i) in violation of its Organizational Documents, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or, to the knowledge of the Fund or the Adviser, to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund , other than state securities or “blue sky” laws; except with respect to each of clauses (ii) and (iii) for such violations, breaches or defaults that would not result in a Fund Material Adverse Effect.

(14)                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not disclosed in the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Fund Material Adverse Effect.

(15)                          Accuracy of Descriptions and Exhibits.  The statements set forth under the headings “Description of Capital Structure,” “Anti-Takeover and Other Provisions in the Fund’s Governing Documents” and “Taxation” in the Preliminary Prospectus and the Prospectus and “Taxation” in the Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Fund’s Organizational Documents, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement, the Preliminary Prospectus and the Prospectus of any Fund documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(16)                          Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except (i) such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, (ii) such as may be required under the rules and regulations of FINRA, NYSE and state securities laws and (iii) such as the failure to obtain would not have a Fund Material Adverse Effect.

(17)                          Non-Contravention.  Neither the execution, delivery or performance of this Agreement and the Fund Agreements nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound, (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties, other than state securities or “blue sky” laws, or (iv) will result in the creation or imposition of any lien, charge or encumbrance (other than those expressly created by any Fund Agreement) upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject, except with respect to each of the foregoing clauses (ii), (iii) and (iv) for such conflicts, breaches or defaults or liens, charges or encumbrances, that would not result in a Fund Material Adverse Effect.

(18)                          Possession of Licenses and Permits.  The Fund has such licenses, permits and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, except where the absence of such Permits would not result in a Fund Material Adverse Effect; the Fund has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Preliminary Prospectus and the Prospectus, except where such revocation, termination or impairment would not result in a Fund Material Adverse Effect; and, except as disclosed in the Preliminary Prospectus and the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Fund.

(19)                          Distribution of Offering Material.  The Fund has not publicly distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not publicly distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Material (as defined below) or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

(20)                          Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the 1933 Act or the 1940 Act.  There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(21)                          NYSE.  The Securities have been approved for listing and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(22)                          FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(23)                          Tax Returns.  The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(24)                          Insurance.  The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations and the Fund’s trustees and officers/errors and omissions insurance policy, are in full force and effect; the Fund is in compliance with the terms of such fidelity bond and policy in all material respects; and there are no claims by the Fund under any such fidelity bond or policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Preliminary Prospectus and Prospectus (exclusive of any supplement thereto).

(25)                          Accounting Controls and Disclosure Controls.  The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the extent the Fund currently employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the 1940 Act Rules and Regulations.  The Fund is not aware of any material weakness in its internal control over financial reporting.  To the extent the Fund currently employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(26)                          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Sections 302 and 906 related to certifications, and the rules and regulations promulgated in connection therewith in any material respect.

(27)                          Fund Compliance with Policies and Procedures.  The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the

1940 Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(28)                          Absence of Manipulation.  The Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by the Underwriters that are affiliates of the Fund and transactions under the Dividend Reinvestment Plan, so long as such actions are in compliance with all applicable law.

(29)                          Statistical, Demographic or Market-Related Data.  Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus or the Prospectus is based on or derived from sources that the Fund believes to be reliable and accurate and all such data included in the Registration Statement, the Preliminary Prospectus or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(30)                          Advertisements.  All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Adviser for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were so filed. No Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(31)                          Foreign Corrupt Practices Act.  Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate (as defined in Rule 405 under the 1933 Act) or other person acting on behalf of the Fund is aware of or has taken any action, directly or indirectly, in connection with the Fund that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA,  and the Fund and, to the knowledge of the Fund, its affiliates (as defined in Rule 405 under the 1933 Act) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(32)                          Money Laundering Laws.  The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(33)                          OFAC.  Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate (as defined in Rule 405 under the 1933 Act) or person acting on behalf of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 Representations and Warranties by the Adviser.  The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1)                                 Adviser Status.  The Adviser is duly registered as an investment adviser under the Advisers Act, and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Adviser Agreements as contemplated by the Preliminary Prospectus and the Prospectus.

(2)                                 Capitalization.  The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Adviser Agreements.

(3)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as disclosed in the Preliminary Prospectus and the Prospectus.

(4)                                 Good Standing.  The Adviser has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Adviser

Agreements; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to so qualify or to be in good standing would not result in an Adviser Material Adverse Effect.

(5)                                 Power and Authority.  The Adviser has full power and authority to enter into this Agreement and the Adviser Agreements; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement and the Adviser Agreements have been duly and validly authorized by the Adviser; and this Agreement and the Adviser Agreements have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, the and the Adviser Agreements constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws (whether statutory or decisional) relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principals of public policy.  The representations and warranties made by the Adviser in this paragraph in regards to the Fee Agreements are made only as of the initial Closing Date.

(6)                                 Description of the Adviser.  The description of the Adviser and its business and the statements attributable to the Adviser in the Preliminary Prospectus and Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the 1940 Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)                                 Non-Contravention.  Neither the execution, delivery or performance of this Agreement and the Adviser Agreements nor the consummation by the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties, other than state securities or “blue sky” laws, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, except with respect to each of the foregoing clauses (ii), (iii) and (v) for such conflicts, breaches, or defaults or liens, charges or encumbrances that would not result in an Adviser Material Adverse Effect.

(8)                                 Agreements’ Compliance with Laws.  The Market Support Services Agreement and Fee Agreements comply in all material respects with all applicable provisions of t the Advisers Act and the Advisers Act Rules and Regulations.

(9)                                 Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Adviser Material Adverse Effect, or that could reasonably be expected to materially and adversely the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this and the Adviser Agreements; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser Material Adverse Effect.

(10)                          Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement and the Adviser Agreements, except such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws or to be qualified to transact business or be in good standing in any jurisdiction.

(11)                          Possession of Permits.  The Adviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, except where the absence of such possession would not result in an Adviser Material Adverse Effect; the Adviser has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such Permit, except where such revocation, termination or impairment would not result in an Adviser Material Adverse Effect.

(12)                          Adviser Compliance with Policies and Procedures.  The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the Advisers Act Rules by the Adviser and its supervised persons.

(13)                          Absence of Manipulation.  The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than such actions as taken by the Underwriters that are affiliates of the Adviser and transactions under the Dividend Reinvestment Plan, so long as such actions are in compliance with all applicable law.

(14)                          Promotional Materials.  In the event that the Fund or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means [maintained or sponsored by the Adviser], the Adviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(15)                          Internal Controls.  The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(16)                          Money Laundering Laws.  The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(17)                          Foreign Corrupt Practices Act.  Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate (as defined in Rule 405 under the 1933 Act) of the Adviser is aware of or has taken any action in connection with the Fund, directly or indirectly, that has resulted in or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA,  and the Adviser and, to the knowledge of the Adviser, its affiliates (as defined in Rule 405 under the 1933 Act) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(18)                          OFAC.  Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate (as defined in Rule 405 under the 1933 Act) of the Adviser is currently subject to any U.S. sanctions administered by OFAC; and the Adviser will not cause the Fund, directly or indirectly, to use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(c)                                  Certificates.  Any certificate signed by any officer of the Fund or the Adviser and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2.   Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.   On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at a purchase price of $           per share, the amount of the Initial Securities set forth opposite such Underwriter’s name in Exhibit A hereto.  The Fund is advised that the Underwriters intend to (i) make a public offering of their respective portions of the Securities as soon after the Applicable Time as is advisable and (ii) initially to offer the Securities upon the terms set forth in the Preliminary Prospectus and the Prospectus.

(b)                                 Option Securities.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to            Option Securities at the same purchase price per share as the Underwriters shall pay for the Initial Securities less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.  Said option may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters.  Said option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Fund setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.

(c)                                  Payment.  Payment of the purchase price for the Initial Securities, and delivery of the related closing certificates therefor, shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Fund, at 9:00 A.M. (Eastern time) on [•], 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Option Closing Date as specified in the notice from the Representatives to the Fund.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by Federal Funds wire transfer payable in same-day funds to an account specified by the Fund.  Delivery of the Initial Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.   Covenants of the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, covenant with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Fund will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1940 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Fund will use its best efforts in connection with the offering of the Securities to prevent the issuance of any stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)                                 Filing of Amendments.  The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)                                  Delivery of Registration Statements.  The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Fund will furnish to each Underwriter, without charge, such number of copies of the documents constituting the General Disclosure Package prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Fund will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1940 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the

Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                   Blue Sky Qualifications.  The Fund will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of states of the United States, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands as the Representatives may designate in writing and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                  Rule 158.  The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)                                     Reporting Requirements.  The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1940 Act or the Rules and Regulations, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act or the Rules and Regulations within the time periods required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(j)                                    Absence of Manipulation.  The Fund and the Adviser have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Fund and the Adviser are not aware of any such action taken or to be taken by any affiliates of the Fund or the Adviser, other than such actions as taken by the Underwriters that are affiliates of the Fund or the Adviser, so long as such actions are in compliance with all applicable law.

(k)                                 Restriction on Sale of Securities.  The Fund and the Adviser will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund or any affiliate of the Fund or any person in privity with the Fund, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Securities or any securities convertible into, or exercisable, or exchangeable for, Securities; or publicly announce an intention to effect any such transaction for a period of 180 days following the Applicable Time, provided, however, that the Fund may issue and sell Securities pursuant to any dividend reinvestment plan of the Fund in effect at the Applicable Time.

(l)                                     Accounting Controls and Disclosure Controls.  The Fund will employ “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting shall be effective as required by the 1940 Act and the 1940 Act Rules and Regulations.  The Fund will employ “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures will be effective.

SECTION 4.   Payment of Expenses.

(a)                                 Expenses.  The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates or evidence of book-entry notation for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Fund, (v) the qualification, if any, of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the documents constituting the General Disclosure Package, the Prospectus and the 1940 Act Notification, any Sales Material and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the transportation and other expenses incurred in connection with presentations to prospective purchasers of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xii) all other costs and expenses incident to the performance by the Fund of its obligations hereunder.  To the extent that the foregoing costs and expenses incidental to the performance of the obligations of the Fund under this Agreement exceed $0.04 per share, the Adviser will pay all such costs and expenses.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund and the Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.   Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Adviser contained herein as of the Applicable Time, the Closing Date and any Option Closing Date pursuant to Section 2 hereof, to the accuracy of the statements of the Fund and the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or any notice objecting to its use or order pursuant to Section 8(e) of the 1940 Act shall have been issued and proceedings therefor initiated or, to the knowledge of the Fund or the Adviser, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for Fund.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund (“Fund Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.  Insofar as the opinion expressed above relates to or is dependent upon matters governed by Delaware law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Fund Counsel.

(d)                                 Certificate of the Fund.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Fund Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the

Fund (or other executive officer of comparable seniority and authority reasonably acceptable to the Underwriters) and of the Chief Financial Officer or Chief Accounting Officer of the Fund (or other executive officer of comparable seniority and authority reasonably acceptable to the Underwriters), dated as of the Closing Date, to the effect that (i) there has been no such Fund Material Adverse Effect, (ii) the representations and warranties of the Fund in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement (to the extent not waived in writing by the Representatives), and (iv) no stop order suspending the effectiveness of the Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e)                                  Opinion of Counsel for the Adviser.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of , counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(f)                                   Certificate of the Adviser.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Adviser Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Adviser (or other executive officer of comparable seniority and authority reasonably acceptable to the Underwriters) and of the Chief Financial Officer or Chief Accounting Officer of the Adviser (or other executive officer of comparable seniority and authority reasonably acceptable to the Underwriters), dated as of the Closing Date, to the effect that (i) there has been no such Adviser Material Adverse Effect, (ii) the representations and warranties of the Adviser in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement (to the extent not waived in writing by the Representatives), and (iv) no stop order suspending the effectiveness of the Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(g)                                  Accountant’s Agreed Upon Procedures Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” or “agreed upon procedures letters” to underwriters with respect to the statement of assets and liabilities and certain financial information of the Fund contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(h)                                 Bring-down Agreed Upon Procedures Letter.  At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)                                     Fee Agreements.  At the Closing Date, the Adviser shall deliver to each of the other parties to the Fee Agreements copies of the Fee Agreements, executed by the Adviser and dated the date of this Agreement, together with reproduced copies of such agreements executed by the Adviser for each of the other parties thereto.

(j)                                    No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)                                 Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                 Officers’ Certificate of the Fund.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)                                 Opinion of Counsel for Fund.  The favorable opinion of Fund Counsel in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3)                                 Opinion of Counsel for Underwriters.  The favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4)                                 Opinion of Counsel for the Adviser.  The favorable opinion of Porter Hedges LLP, counsel for the Adviser, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(5)                                 Certificate of the Adviser.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(6)                                 Bring-down Agreed Upon Procedures Letter.  A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

(l)                                     Additional Documents.  At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Fund and the Adviser in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)                             Delivery of Documents.  The documents required to be delivered by this Section 5 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date and at each Option Closing Date.

(n)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Fund.

SECTION 6.   Indemnification.

(a)                                 Indemnification by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriters, affiliates of each Underwriter, directors, officers, employees and selling agents in the offering contemplated by this Agreement of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Sales Material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Fund and the Adviser; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through Wells Fargo expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Sales Material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification by the Underwriters.  Each Underwriter severally agrees to indemnify and hold harmless each of the Fund and the Adviser, each of their directors, trustees, members, officers, employees, each of their officers who signed the Registration Statement and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Sales Material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through Wells Fargo expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Sales Material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).  The Fund and the Adviser acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding the expected delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances, (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, and (v) the representations required by the New York Stock Exchange in any preliminary prospectus, the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Preliminary Prospectus or the Prospectus.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wells Fargo; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Fund; and counsel to the Adviser and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Adviser.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Fund and the Adviser with respect to indemnification of each other or contribution between themselves.

(f)                                   Notwithstanding any other provision in this Section 6, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

SECTION 7.   Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, trustee, member, officer, employee and selling agent in the offering contemplated by this Agreement of an Underwriter shall have the same rights to contributions as such Underwriters, and each person who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Fund and the Adviser and each trustee, director or member of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.   Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or signed by or on behalf of the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund, or by or on behalf of the Adviser, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.   Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by written notice to the Fund or the Adviser, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by written notice to the Fund, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Fund Material Adverse Effect or Adviser Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.   Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                 if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)                                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option

Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention:  Equity Syndicate; notices to the Fund shall be directed to the Fund at Center Coast MLP & Infrastructure Fund, 1100 Louisiana Street, Suite 5025, Houston, Texas 77002, Attention: Dan C. Tutcher; and notices to the Adviser shall be directed to the Adviser at Center Coast Capital Advisors, LP, 1100 Louisiana Street, Suite 5025, Houston, Texas 77002, Attention: Dan C. Tutcher.

SECTION 12.   Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund and the Adviser and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund and the Adviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund and the Adviser and their respective successors, and said controlling persons and officers and directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14.   Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.   Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Adviser Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business.

“Applicable Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“FINRA” means the Financial Industry Regulatory Authority.

“Fund Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Fund’s registration statement (File Nos. 333-184587 and 811-22762) on Form N-2 (including the statement of additional information incorporated by reference therein), as amended (if applicable), at the time it became effective, including the Rule 430A Information.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“preliminary prospectus” means any prospectus (including the statement of additional information incorporated by reference therein) used in connection with the offering of the Securities that was so used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion”.

“Preliminary Prospectus” shall mean the preliminary prospectus (including the statement of additional information incorporated by reference therein) dated [•], 2013 and any preliminary prospectus (including the statement of additional information incorporated by reference therein) included in the Registration Statement at the Applicable Time that omits Rule 430A Information.

“Prospectus” shall mean the prospectus (including the statement of additional information incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 497 after the Applicable Time.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Rule 172,” “Rule 497,” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Fund pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

“Rules and Regulations” means, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Notification” means a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“1940 Act Rules and Regulations” means the rules and regulations of the Commission under the 1940 Act.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

SECTION 16.   Absence of Fiduciary Relationship.  Each of the Fund and the Adviser acknowledges and agrees that:

(a)           Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Fund or the Adviser, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Fund or the Adviser on other matters and none of the Underwriters has any obligation to the Fund or the Adviser with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Fund following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Fund or the Adviser or any of their respective affiliates; provided however, that in its capacity as an independent contractor, an Underwriter may be providing advice to the Adviser as to the structure, design and organization of the Fund pursuant to the Fee Agreements;

(e)           none of the Underwriters has provided any legal, accounting, regulatory or tax advice to the Fund or the Adviser with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;

(f)            it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund and the Adviser, and that none of the Underwriters has any obligation to disclose such interests and transactions to the Fund or the Adviser by virtue of any fiduciary, advisory or agency relationship; and

(g)           it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or on behalf of the Fund or the Adviser.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund and the Adviser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours,

CENTER COAST MLP & INFRASTRUCTURE FUND

By
Name:
Title:

CENTER COAST CAPITAL ADVISORS, LP

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. LLC
UBS SECURITIES LLC
RBC CAPITAL MARKETS, LLC

By: WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC
RBC Capital Markets, LLC

A-1

EXHIBIT B

FORM OF OPINION OF FUND COUNSEL

B-1

EXHIBIT C

FORM OF OPINION OF ADVISER COUNSEL

C-1

EXHIBIT D

PRICE-RELATED INFORMATION

CENTER COAST MLP & INFRASTRUCTURE FUND

Shares offered:

Over-allotment option:

D-1